Exhibit 99.1

THE TILE SHOP REPORTS SECOND Quarter 2022 RESULTS

MINNEAPOLIS – August 4, 2022 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, today announced results for its second quarter ended June 30, 2022.

Quarter Summary

Net Sales Increased 11.9%

Comparable Store Sales Increased 12.0%

Gross Margin of 66.0%

Net income of $6.9 Million; Adjusted EBITDA of $16.8 Million

Diluted Earnings per Share of $0.13

Management Commentary – Cabell Lolmaugh, CEO

“Our focus on improving the performance of our existing store portfolio again yielded strong topline results with another quarter of double-digit comps and sales in excess of $100 million. Both are great metrics for us and a testament to our entire team. We also saw a nice sequential improvement in gross margin from the first quarter. While we continue to navigate challenges presented by inflation and have seen our sales growth start to decelerate, we believe our strong balance sheet, improved in-stock levels, and exceptional team put us in a great position for long term success.”

	Three Months Ended		Six Months Ended
(unaudited, dollars in thousands, except per	June 30,		June 30,
share data)	2022	2021	2022	2021
Net sales	$107,604	$96,193	$210,075	$188,277
Net sales growth(1)	11.9%	42.0%	11.6%	16.2%
Comparable store sales growth(2)	12.0%	41.6%	11.6%	16.0%
Gross margin rate	66.0%	69.1%	65.6%	69.4%
Income from operations as a % of net sales	9.1%	7.9%	6.9%	7.7%
Net income	$6,914	$5,494	$10,427	$10,791
Net income per diluted share	$0.13	$0.11	$0.20	$0.21
Adjusted EBITDA	$16,755	$15,385	$28,422	$30,080
Adjusted EBITDA as a % of net sales	15.6%	16.0%	13.5%	16.0%
Number of stores open at the end of period	143	143	143	143

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales includes total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

Second QUARTER 2022

Net Sales

Net sales for the second quarter of 2022 increased $11.4 million, or 11.9%, over the second quarter of 2021. Sales increased at comparable stores by 12.0% during the second quarter of 2022 compared to the second quarter of 2021, primarily due to an increase in average ticket driven by higher prices.

Gross Profit

Gross profit increased $4.6 million, or 6.9%, in the second quarter of 2022 compared to the second quarter of 2021. The gross margin rate was 66.0% and 69.1% during the second quarter of 2022 and 2021, respectively. The decrease in the gross margin rate was primarily due to vendor price increases in response to increases in the cost of energy, labor and other inflationary cost pressures as well as higher international freight rates. These cost increases were partially offset by an increase in our selling prices.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $2.4 million, or 4.1%, from $58.8 million in the second quarter of 2021 to $61.2 million in the second quarter of 2022. The increase was primarily due to a $4.0 million increase in pay and benefits expenses excluding bonus expenses due to an increase in staffing levels, sales commissions and benefits costs. Additionally, store occupancy costs increased by $1.0 million due to inflationary cost pressures that resulted in higher common area maintenance, store repair and utility expenses, a $0.7 million increase in marketing expenses and a $0.4 million increase in travel expenses. These expense increases were partially offset by a $3.1 million decrease in bonus expense during the quarter due to a reduction in accruals for annual incentives and lower levels of sales bonuses and a $0.7 million decrease in depreciation expense.

Inventory

Inventory increased by $5.3 million from $104.7 million at the end of the first quarter of 2022 to $110.0 million at the end of the second quarter of 2022. The higher inventory level is attributable to an increase in the cost of the products purchased from our suppliers as well as steps taken to accelerate certain purchases ahead of announced price increases by our suppliers.

Capital Structure and Liquidity

As of June 30, 2022, our cash balance was $10.5 million and our debt balance remained at $5.0 million.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the second quarter of 2022 was $16.8 million compared with $15.4 million for the second quarter of 2022. See the table below for a reconciliation of GAAP net income to Adjusted EBITDA.

	Three Months Ended
($ in thousands, unaudited)	June 30,
	2022	% of net sales	2021	% of net sales
GAAP net income	$6,914	6.4%	$5,494	5.7%
Interest expense	201	0.2	145	0.2
Provision for income taxes	2,663	2.5	1,975	2.1
Depreciation and amortization	6,415	6.0	7,065	7.3
Stock-based compensation	562	0.5	706	0.7
Adjusted EBITDA	$16,755	15.6%	$15,385	16.0%

	Six Months Ended
($ in thousands, unaudited)	June 30,
	2022	% of net sales	2021	% of net sales
GAAP net income	$10,427	5.0%	$10,791	5.7%
Interest expense	467	0.2	313	0.2
Provision for income taxes	3,620	1.7	3,418	1.8
Depreciation and amortization	12,854	6.1	14,259	7.6
Stock-based compensation	1,054	0.5	1,299	0.7
Adjusted EBITDA	$28,422	13.5%	$30,080	16.0%

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 15.0% for the trailing twelve months as of the end of the second quarter in 2022 compared to 13.9% for the trailing twelve months as of the end of the second quarter in 2021. See the Pretax Return on Capital Employed calculation in the table below.

($ in thousands, unaudited)	June 30,
	2022(1)	2021(1)
Income from Operations (trailing twelve months)	$20,602	$20,099

Total Assets	347,424	354,776
Less: Accounts payable	(27,257)	(15,946)
Less: Income tax payable	(447)	(125)
Less: Other accrued liabilities	(41,806)	(42,338)
Less: Lease liability	(135,705)	(147,622)
Less: Other long-term liabilities	(4,980)	(4,244)
Capital Employed	$137,229	$144,501

Pretax Return on Capital Employed	15.0%	13.9%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

WEBCAST AND CONFERENCE CALL

As announced on July 28, 2022, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, August 4, 2022. The call will be hosted by Cabell Lolmaugh, CEO, Karla Lunan, CFO, and Mark Davis, Vice President of Investor Relations and Chief Accounting Officer.

Participants may access the webcast by visiting the Company’s Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (833) 634-2278 or (412) 902-4146 for international participants. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH), is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 143 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)	(Audited)
	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$10,506	$9,358
Restricted cash	655	655
Receivables, net	4,184	3,202
Inventories	110,039	97,175
Income tax receivable	8,548	6,923
Other current assets, net	8,090	9,769
Total Current Assets	142,022	127,082
Property, plant and equipment, net	76,621	82,285
Right of use asset	116,961	123,101
Deferred tax assets	6,435	6,953
Other assets	3,232	1,337
Total Assets	$345,271	$340,758

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,132	$30,884
Income tax payable	282	390
Current portion of lease liability	28,126	28,190
Other accrued liabilities	41,236	38,249
Total Current Liabilities	99,776	97,713
Long-term debt, net	5,000	5,000
Long-term lease liability, net	102,656	110,261
Other long-term liabilities	4,851	5,560
Total Liabilities	212,283	218,534

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 52,270,922 and 51,963,377 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	127,298	126,920
Retained earnings (accumulated deficit)	5,714	(4,713)
Accumulated other comprehensive (loss) income	(29)	12
Total Stockholders' Equity	132,988	122,224
Total Liabilities and Stockholders' Equity	$345,271	$340,758

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$107,604	$96,193	$210,075	$188,277
Cost of sales	36,586	29,768	72,212	57,666
Gross profit	71,018	66,425	137,863	130,611
Selling, general and administrative expenses	61,240	58,811	123,349	116,089
Income from operations	9,778	7,614	14,514	14,522
Interest expense	(201)	(145)	(467)	(313)
Income before income taxes	9,577	7,469	14,047	14,209
Provision for income taxes	(2,663)	(1,975)	(3,620)	(3,418)
Net income	$6,914	$5,494	$10,427	$10,791

Income per common share:
Basic	$0.14	$0.11	$0.21	$0.22
Diluted	$0.13	$0.11	$0.20	$0.21

Weighted average shares outstanding:
Basic	50,890,063	50,259,945	50,802,423	50,183,310
Diluted	51,253,543	51,333,949	51,214,607	51,183,259

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Gross margin rate	66.0%	69.1%	65.6%	69.4%
SG&A expense rate	56.9%	61.1%	58.7%	61.7%
Income from operations margin rate	9.1%	7.9%	6.9%	7.7%
Adjusted EBITDA margin rate	15.6%	16.0%	13.5%	16.0%

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash Flows From Operating Activities
Net income	$10,427	$10,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,854	14,259
Amortization of debt issuance costs	157	151
Loss on disposals of property, plant and equipment	-	14
Non-cash lease expense	13,016	12,393
Stock based compensation	1,054	1,299
Deferred income taxes	518	(174)
Changes in operating assets and liabilities:
Receivables	(982)	(297)
Inventories	(12,864)	5,363
Other current assets, net	(378)	1,870
Accounts payable	(806)	1,010
Income tax receivable / payable	(1,733)	(760)
Accrued expenses and other liabilities	(12,040)	(3,934)
Net cash provided by operating activities	9,223	41,985
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(7,361)	(6,157)
Net cash used in investing activities	(7,361)	(6,157)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(10,000)	-
Advances on line of credit	10,000	-
Employee taxes paid for shares withheld	(676)	(706)
Net cash used in financing activities	(676)	(706)
Effect of exchange rate changes on cash	(38)	11
Net change in cash, cash equivalents and restricted cash	1,148	35,133
Cash, cash equivalents and restricted cash beginning of period	10,013	10,272
Cash, cash equivalents and restricted cash end of period	$11,161	$45,405

Cash and cash equivalents	$10,506	$44,750
Restricted cash	655	655
Cash, cash equivalents and restricted cash end of period	$11,161	$45,405

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$90	$391
Cash paid for interest	538	361
Cash paid for income taxes, net	4,836	4,352